Exhibit 3.2(a)
CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF
LIMITED PARTNERSHIP OF
CITIGROUP FAIRFIELD FUTURES FUND L.P. II
UNDER SECTION 121-202
OF THE REVISED LIMITED PARTNERSHIP ACT
     The undersigned, desiring to amend the Certificate of Limited Partnership of Citigroup Fairfield Futures Fund L.P. II pursuant to the provisions of Section 121-202 of the Revised Limited Partnership Act of the State of New York, does hereby certify as follows:
     FIRST: The name of the Limited Partnership is Citigroup Fairfield Futures Fund L.P. II
     SECOND: The Certificate of Limited Partnership of the limited partnership was filed by the Department of State on December 18, 2003.
     THIRD: The Certificate of Limited Partnership of the limited partnership is hereby amended in the following respects:
     Paragraph 3 of the Certificate of Limited Partnership, which sets forth the designation of the secretary of state as agent of the limited partnership upon whom process against it may be served and the post office address to which the secretary of state shall mail a copy of any process against it served upon him or her, is hereby amended to read as follows:
     The post office address to which the Secretary of State shall mail a copy of any process against the Partnership is:
Citigroup Managed Futures LLC
731 Lexington Avenue, 25th Floor
New York, NY 10022
Attn: David J. Vogel
     Paragraph 5 of the Certificate of Limited Partnership, which sets forth the name and business address of the general partner of the limited partnership, is hereby amended to reflect the name and mailing address of the sole general partner of the Partnership to:
     The name and mailing address of the sole general partner of the Partnership is:
Citigroup Managed Futures LLC
731 Lexington Avenue, 25th Floor
New York, NY 10022

     IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 21st day of September 2005.

By:	/s/ David J. Vogel
David J. Vogel, President
Citigroup Managed Futures LLC